                                                                    EXHIBIT 10.1



                             SUBSCRIPTION AGREEMENT


                                     BETWEEN


                        DUKE ENERGY HYDROCARBONS, L.L.C.


                                    - AND -


                            CANADIAN 88 ENERGY CORP.








                                 MARCH 17, 2000

                             SUBSCRIPTION AGREEMENT

                                TABLE OF CONTENTS


                                                                          PAGE
ARTICLE 1 INTERPRETATION
   1.1   DEFINITIONS..........................................................1
   1.2   GENDER AND NUMBER....................................................3
   1.3   HEADINGS.............................................................4
   1.4   CALCULATION OF TIME PERIODS..........................................4
   1.5   APPLICABLE LAW.......................................................4
   1.6   SEVERABILITY.........................................................4
   1.7   ENTIRE AGREEMENT.....................................................4
   1.8   AMENDMENTS...........................................................4
   1.9   WAIVER...............................................................5
   1.10   TIME OF ESSENCE.....................................................5
   1.11   SUCCESSORS AND ASSIGNS..............................................5
   1.12   COUNTERPARTS........................................................5
   1.13   FURTHER ACTS........................................................5
   1.14   NO DEALER REPRESENTATIONS...........................................5

ARTICLE 2 SUBSCRIPTION

   2.1   SUBSCRIPTION.........................................................5
   2.2   U.S. $ SUBSCRIPTION..................................................6

ARTICLE 3 CLOSING

   3.1   CLOSING..............................................................6

ARTICLE 4 REPRESENTATIONS AND WARRANTIES

   4.1   REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................6
   4.2   REPRESENTATIONS AND WARRANTIES OF INVESTOR..........................15

ARTICLE 5 CONDITIONS TO CLOSING

   5.1   CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.........................17
   5.2   CONDITIONS TO THE OBLIGATIONS OF INVESTOR...........................18
   5.3   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY........................19
   5.4   WAIVER OF CONDITIONS................................................20

ARTICLE 6 COMPANY'S COVENANTS

   6.1   CONDUCT OF BUSINESS.................................................20
   6.2   COOPERATION.........................................................20
   6.3   CERTAIN ACTS........................................................21
   6.4   ACCESS AND INFORMATION..............................................21
   6.5   NO SHOPPING.........................................................21

ARTICLE 7 INVESTOR'S COVENANTS

   7.1   COOPERATION.........................................................22
   7.2   CERTAIN ACTS........................................................22

ARTICLE 8 DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

   8.1   DIRECTORS' AND OFFICERS' LIABILITY INSURANCE........................22

ARTICLE 9 MISCELLANEOUS

   9.1   PUBLICITY...........................................................23
   9.2   NOTICES.............................................................23
   9.3   ASSIGNMENT BY INVESTOR..............................................24
   9.4   TERMINATION OF LETTER OF INTENT.....................................24
   9.5   SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................24
   9.6   SOLICITATIONS.......................................................24
   9.7   EXPENSES............................................................25
   9.8   EXHIBITS AND SCHEDULES..............................................25

Exhibit A - Preferential Rights Agreement
Exhibit B - Registration Rights Agreement
Exhibit C - Shareholder Agreement
Schedule 4.1(o)
Schedule 4.1(r)
Schedule 4.1(jj)
Schedule 4.1(kk)

          THIS SUBSCRIPTION AGREEMENT made the 17th day of March, 2000,

BETWEEN:

               DUKE ENERGY HYDROCARBONS, L.L.C. a corporation incorporated pursuant to the laws of Delaware (hereinafter referred to as "INVESTOR")

                                                             OF THE FIRST PART

                                     - and -

               CANADIAN 88 ENERGY CORP., a corporation incorporated pursuant to the laws of Canada (hereinafter referred to as the "COMPANY")

                                                             OF THE SECOND PART

         WHEREAS the Company believes that it is in the best interests of its shareholders to enter into an equity transaction with a strategic investor to provide additional capital for the Company to allow it to continue to actively develop its inventory of exploration and development prospects in western Canada;

         AND WHEREAS the parties hereto have executed a letter of intent dated February 7, 2000 (the "LETTER OF INTENT") that contains certain of the terms upon which Investor is prepared to subscribe for and purchase certain securities of the Company from the treasury of the Company;

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and conditions herein contained, and other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged by each party hereto), the parties hereto agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

          As used in this Agreement, the following terms have the following meanings:

         "AFFILIATE" has the meaning set forth in the Securities Act (Alberta).

         "AGREEMENT", "THIS AGREEMENT", "HERETO", "HEREIN", "HEREBY", "HEREUNDER", "HEREOF" and similar expressions refer to this Agreement in its entirety and not to any particular Article, Section, Subsection, Clause, Subdivision or other portion hereof and include any and every amending agreement and agreement supplemental hereto.

         "APPLICABLE LAWS" means all applicable securities, corporate, environmental and other laws, rules, regulations, notices and policies.

         "BUSINESS DAY" means a day other than a Saturday or Sunday or a day when banks in the City of Calgary are not generally open for business.

         "CDN $" means Canadian Dollars.

         "CLOSING" means the completion of the sale and purchase of the Purchased Securities contemplated by this Agreement.

         "CLOSING DATE" means Friday, March 24, 2000.

         "COMMON SHARES" means the shares designated as "common shares" in the Company's articles.

         "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement dated July 7, 1999 between Investor and the Company.

         CORPORATE GOVERNANCE AND TRANSITION ARRANGEMENTS LETTER AGREEMENT" means the letter agreement of even date herewith between the Company and Investor, which letter agreement relates to certain corporate governance and transition arrangements.

         "EXCHANGES" means The Toronto Stock Exchange and the American Stock Exchange.

         "ENVIRONMENTAL LAWS" has the meaning set forth in Section 4.1(aa).

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.1(s).

         "GAAP" means generally accepted accounting principles as recognized from time to time by the Canadian Institute of Chartered Accountants or any applicable successor institute.

         "GOVERNMENTAL AUTHORITY" means any government, any political subdivision, any agency and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of government.

         "INDEBTEDNESS" means: (a) obligations for borrowed money or representing reimbursement obligations in respect of any letter of credit (whether secured or unsecured); (b) the principal amount of obligations representing the deferred purchase price of property other than accounts payable arising in connection with purchases in the ordinary course of business; (c) the present value of obligations in respect of operating or capital leases, whether or not such obligations would be required to be shown as a liability on a balance sheet under GAAP; and (d) any guarantee, grant of security or contingent liability in respect of any obligations of the type referred to in items (a), (b) or (c) above or any agreement to purchase or repurchase any indebtedness of another Person or any agreement contingently to supply or advance funds.

         "LIEN" means any mortgage, lien, security interest, lease or other claim, charge or encumbrance.

         "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means any change (or any condition, event or development involving a prospective change) in, or effect on, the business, operations, results of operations, assets, capitalization, financial condition, licences, permits, concessions, rights, liabilities, prospects or privileges, whether contractual or otherwise, of the Company or its Subsidiaries which is materially adverse to the business of the Company and its Subsidiaries, taken as a whole, or which would have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

         "NOVAL" means Gregory S. Noval, an individual residing in Turner Valley, Alberta.

         "NOVAL REPRESENTATION AGREEMENT" means the agreement dated of even date herewith among the Company, Investor and Noval relating to certain representations of Noval being provided in connection with the transactions contemplated hereby.

         "PERSON" includes an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a stock exchange, trustee in bankruptcy, receiver or any Governmental Authority.

         "PREFERENTIAL RIGHTS AGREEMENT" means the preferential rights agreement among the Company, Canadian 88 Resources Corp. and Canadian 88 Energy (U.S.A.) Inc. and Investor, in the form of Exhibit A hereto.

         "PUBLIC RECORD" means all information filed with the securities commissions, or similar regulatory authorities in Canada and the United States, including without limitation, annual information forms, information circulars, proxy statements, financial statements, management's discussion and analysis of results of operations, periodic reports, current and other reports, prospectuses, offering memoranda and registration statements and any other information filed with any securities commission or similar regulatory authorities in Canada and the United States in compliance, or intended compliance, with any Applicable Laws.

         "PURCHASED SECURITIES" has the meaning set forth in Section 2.1 hereof.

         "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement between the Company and Investor, substantially in the form of Exhibit B hereto.

         "RETURNS" has the meaning set forth in Section 4.1(dd)(i)(B).

         "SHAREHOLDER AGREEMENT" means the shareholder agreement among the Company, Investor and Noval, in the form of Exhibit C hereto.

         "SHAREHOLDER RIGHTS PLAN" means the shareholder rights plan of the Company governed by the Shareholder Rights Plan Agreement dated December 22, 1994 between the Company and Montreal Trust Company of Canada.

         "STOCK OPTION PLAN" means the stock option plan of the Company which provides for the grant of options to purchase up to an aggregate of 10,606,611 Common Shares of the Company pursuant to which options to purchase 8,248,340 Common Shares have been granted and remain outstanding.

         "SUBSIDIARY" has the meaning set forth in the Securities Act (Alberta), and in the case of the Company, also includes The Canadian 88 1990 Oil & Gas Exploration and Development Partnership, The Canadian 88 1990 Hydrocarbon Processing Gas Plant Joint Venture, Canadian 88 Diversified Energy Fund 1991 Limited Partnership and Longview Resource Management Corporation.

         "TAXES" has the meaning set forth in Section 4.1(dd)(i).

         "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Registration Rights Agreement, the Shareholder Agreement, the Preferential Rights Agreement, the Noval Representation Agreement and the Corporate Governance and Transition Arrangements Letter Agreement and the agreements referred to in the latter agreement.

         "YEAR 2000 COMPLIANT" and "YEAR 2000 COMPLIANCE" has the meaning set forth in Section 4.1(ff).

1.2      GENDER AND NUMBER

         Words importing the singular number only shall include the plural, and vice-versa and words importing the masculine gender shall include the feminine gender and neuter gender.

1.3      HEADINGS

         The division of this Agreement into Articles and Sections and the Article and Section headings are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

1.4      CALCULATION OF TIME PERIODS

         Unless otherwise specified herein, the period of time within which or following which any act is to be done or step taken pursuant to this Agreement shall be calculated by excluding the day on which the period commences and including the day on which the period ends. If the last day of such period is not a Business Day, the period in question shall end on the next Business Day.

1.5      APPLICABLE LAW

         This Agreement shall be interpreted and governed in accordance with the laws of the Province of Alberta (being the forum conveniens) and the parties hereby submit to the jurisdiction of the courts of Alberta in connection with any dispute concerning this Agreement or the subject matter thereof. Service of any documents on the parties hereto in connection with any legal proceedings shall be effective if the same are delivered by courier: (i) in the case of Investor, to Duke Energy Hydrocarbons, L.L.C., Suite 650, 10777 Westheimer, Houston, Texas, 77042, Attention: President; and (ii) in the case of the Company, to Canadian 88 Energy Corp., 700, 400 Third Avenue S.W., Calgary, Alberta, T2P 4H2, Attention: Chief Financial Officer.

1.6      SEVERABILITY

         If any provision of this Agreement or any application thereof shall be declared or held to be invalid, illegal or unenforceable in whole or in part whether generally or in any particular jurisdiction, such provision shall be deemed to be amended to the extent necessary to cure such invalidity, illegality or unenforceability, and the validity, legality or enforceability of the remaining provisions of this Agreement, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

1.7      ENTIRE AGREEMENT

         (a) This Agreement, the other Transaction Documents and the other agreements and instruments to be delivered at Closing in connection with the transactions contemplated hereby and thereby represent the entire agreement of the Company and Investor with respect to the subject matter hereof, and there are no promises, agreements, undertakings, representations or warranties by the Company or Investor relative to the subject matter hereof not expressly set forth or referred to herein or therein.

         (b) The Company agrees to waive the standstill provisions of section C.11 of the Confidentiality Agreement to the extent necessary in order to permit the consummation of the transactions contemplated hereby and upon the Closing such section C.11 shall terminate.

1.8      AMENDMENTS

         No amendment or modification of this Agreement shall be binding unless in writing and signed by all of the parties hereto.

1.9      WAIVER

         No waiver by any party hereto of any breach of any of the provisions of this Agreement shall take effect or be binding upon the party unless in writing and signed by such party. Unless otherwise provided therein, such waiver shall not limit or affect the rights of such party with respect to any other breach.

1.10     TIME OF ESSENCE

         Time shall be of the essence of this Agreement.

1.11     SUCCESSORS AND ASSIGNS

         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

1.12     COUNTERPARTS

         This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement.

1.13     FURTHER ACTS

         The parties hereto agree to execute and deliver such further and other documents and perform and cause to be performed such further and other acts and things as may be reasonably necessary or desirable in order to give full effect to this Agreement and every part thereof.

1.14     NO DEALER REPRESENTATIONS

         No dealer or salesman has been authorized by the Company to give any information or to make any representations in connection with the issue or sale of the Purchased Securities and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

                                   ARTICLE 2
                                  SUBSCRIPTION

2.1      SUBSCRIPTION

         Investor hereby agrees to subscribe for and purchase from the treasury of the Company such number of Common Shares (the "PURCHASED SECURITIES") not to exceed the lesser of:

         (a) 25,000,000 Common Shares less the number of Common Shares, not to exceed 2,500,000, which will be purchased, directly or indirectly, by directors, officers and key employees of the Company on a flow-through basis from the treasury of the Company on the Closing Date and in respect of which written notice has been provided to Investor at least two Business Days prior to the Closing Date; and

         (b) such number of Common Shares which when added to the 1,380,200 Common Shares currently owned by Investor and its Affiliates would constitute 20% less one Common Share of the issued and outstanding Common Shares of the Company as of the Closing Date;

and the Company agrees to sell to Investor the Purchased Securities for a consideration of CDN $2.00 per share, subject to the terms and conditions set forth herein. Investor shall pay the purchase price for the Purchased Securities at the Closing by certified cheque or bank draft or such other means that is acceptable to

Investor and the Company in U.S. $ or CDN $. The Company hereby accepts the subscription by Investor, and agrees to issue to Investor the Purchased Securities in accordance with the provisions of this Agreement.

2.2      U.S. $ SUBSCRIPTION

         For the purposes hereof, the U.S. $ equivalent of the subscription price in CDN $ shall be determined based upon the spot rate of exchange for such conversion as quoted by the Bank of Canada at approximately 10:00 a.m. (Calgary time) one day prior to the Closing Date.

                                    ARTICLE 3
                                     CLOSING

3.1      CLOSING

         The Closing shall take place on the Closing Date at 11:00 a.m. at the offices of McCarthy Tetrault, or at such other place and at such other time as the Company and Investor shall mutually agree in writing; PROVIDED HOWEVER, where a condition to Closing cannot be satisfied on or before March 24, 2000, the Closing Date may be extended, at the option of the party having the condition in its favour, to a date no later than April 14, 2000 and during such extension the other party shall be obliged to use all reasonable commercial efforts to satisfy such condition to the extent the circumstances giving rise to the unsatisfied condition are capable of being remedied or are within the control of such party in order to satisfy the condition.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

4.1      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Investor as follows:

         (a) each of the Company and its Subsidiaries:

                  (i) has been duly incorporated (or formed in the case of Subsidiaries that are not corporations) and organized and is validly subsisting under the laws of its jurisdiction of incorporation;

                  (ii) is current with all filings required to be made under the laws of Canada, the provinces of Canada, the United States and all other jurisdictions in which it is incorporated or carries on any business, except where failure to do so would not in the aggregate have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole;

                  (iii) has all requisite power and authority, and except where failure to be so qualified would not in the aggregate have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, is duly qualified, to carry on its business as it is now conducted and as currently proposed to be conducted, and to own, lease and operate its properties and assets in each of the jurisdictions in which it carries on its business or owns, leases or operates its properties or assets;

         (b) each of the Company and its Subsidiaries has conducted and is conducting its business in compliance in all respects with all Applicable Laws of each jurisdiction in which its business is carried on and holds and maintains in good standing all necessary licences, leases, permits, authorizations and other approvals necessary to permit it to conduct its respective business or to own, lease or operate its properties and assets (including without limitation any rights or registrations relating to any intellectual property rights) except where the failure to conduct its business or to obtain any license, lease, permit, authorization or other approval would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, and none of the Company or any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such licence, lease, permit, authorization or other approval which may singly or in the aggregate have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole;

         (c) the Company has authorized the issuance and sale of the Purchased Securities;

         (d) subject to receipt by the Company of the consideration referred to in Section 2.1, the Purchased Securities will be, at the time of Closing, duly and validly created and issued and outstanding as fully paid and non-assessable shares;

         (e) all of the Subsidiaries of the Company are wholly owned, either directly or indirectly, by the Company, except The Canadian 88 1990 Oil & Gas Exploration and Development Partnership, The Canadian 88 1990 Hydrocarbon Processing Gas Plant Joint Venture, Canadian 88 Diversified Energy Fund 1991 Limited Partnership, RMX Exploration Ltd. and Longview Resource Management Corporation;

         (f) each of the Company and its Subsidiaries has the necessary corporate power and authority to execute and deliver, as applicable, this Agreement and the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder and to carry out the transactions contemplated hereby and thereby, including the issuance of the Purchased Securities, and this Agreement has been, and the other Transaction Documents to which each respectively is a party will as at the time of Closing be, duly authorized, executed and delivered by the Company or the relevant Subsidiary of the Company and constitute legal, valid and binding obligations of the Company or the relevant Subsidiary of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and other laws and equitable principles affecting creditors' rights generally, the statutory and equitable powers of the courts to stay proceedings before them and the execution of judgments and the fact that specific performance and injunctive relief are equitable remedies which may be ordered by a court in its discretion and, accordingly, may not be available as a remedy in an action to enforce a covenant;

         (g) the execution and delivery of this Agreement and the other Transaction Documents to which the Company or the relevant Subsidiary of the Company is a party, the performance by the Company or the relevant Subsidiary of the Company of their respective obligations hereunder and thereunder, including the sale and delivery of the Purchased Securities at the time of
                  Closing:

                  (i) do not and will not result in a breach of, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not create a right of termination or acceleration under, and do not and will not conflict with:

                           (A) any Applicable Laws applicable to the Company or the relevant Subsidiary;

                           (B) any terms, conditions or provisions of the articles, by-laws, or resolutions of the directors or shareholders, of the Company or the relevant Subsidiary;

                           (C) any terms, conditions or provisions of any indenture, agreement or instrument to which the Company or the relevant Subsidiary is a party or by which it is contractually bound as at the date hereof or the Closing Date; or

                           (D) any judgment, decree or order of any court or Governmental Authority having jurisdiction over or binding any of the Company or its Subsidiaries or their properties or assets;

                           except, in the case of Sections 4.1(g)(i)(A), (C) and
                           (D) above, for such breaches, rights or conflicts with that, alone or in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; and

                  (ii) will not result in the creation or imposition of any Lien upon any properties or assets of the Company or any of its Subsidiaries pursuant to any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company or any of its Subsidiaries is a party or by which it is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject;

         (h) the issued and outstanding Common Shares at the date hereof are listed and posted for trading on the Exchanges;

         (i) the authorized share capital of the Company consists of an unlimited number of Common Shares, an unlimited number of Class B non-voting common shares and an unlimited number of six classes of preferred shares designated First through Sixth Preferred Shares, issuable in series, of which only 106,706,640 Common Shares and no other shares are currently issued and outstanding, each of which is validly issued, fully paid and non-assessable;

         (j) except for the approval of the Exchanges on customary conditions (including the absence of any requirement for shareholder approval) and the filing of reports and payment of fees respecting exempt trades under the securities legislation of the Province of Alberta, no consent, approval, authorization or order of or filing, registration or qualification with any court, Governmental Authority or any other Person is required under Applicable Laws for the execution, delivery and performance by the Company or the relevant Subsidiaries of the Company of this Agreement or any of the other Transaction Documents or the consummation by it of the transactions contemplated herein or therein, unless such consents, approvals, authorizations, orders, filings, registrations or qualifications are specifically contemplated by the other Transaction Documents to be sought or to occur after the Closing Date;

         (k) none of the Company or any of its Subsidiaries has received notice from any court or Governmental Authority of any jurisdiction in which it carries on part of its business or owns or leases any property of any restriction on its ability to or of a requirement for it to qualify (in addition to any qualification already obtained) to, nor is the Company or any of its Subsidiaries otherwise aware of any restriction on its ability to or of a requirement for it to qualify (in addition to any qualification already obtained) to, conduct its business as it is now conducted and as currently proposed to be conducted, and own, lease and operate its properties, other than any such restriction or requirement that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole;

         (l) none of the Company or any of its Subsidiaries is in violation of its constating documents or by-laws, and other than in respect of a default that would not have a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole, none of the Company or any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject;

         (m) no person has any agreement, option, right or privilege with or against the Company or any Subsidiary thereof, for the purchase, subscription or issuance of shares, issued or unissued, in the capital of the Company or any Subsidiary thereof, except for the issuance of Common Shares pursuant to this Agreement, the other Transaction Documents, certain Resource Agreements dated December 31, 1999 to issue up to 1,363,636 flow-through Common Shares, the Company's Stock Option Plan, the Company's Employee Share Savings Plan and the Company's Shareholder Rights Plan;

         (n) no event of default under any agreement or instrument pursuant to which Indebtedness of the Company or any of its Subsidiaries has been issued, and no event which with the giving of notice or the passage of time, or both, would constitute an event of default under any such agreement or instrument, has occurred and is continuing, other than any event of default or such other event that would not have a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole;

         (o) except as set forth in Schedule 4.1(o), there are no actions, suits or proceedings, whether on behalf of or against the Company or its Subsidiaries pending or, to the knowledge of the Company or its Subsidiaries, threatened against or affecting the Company or its Subsidiaries at law or in equity, before or by any court or Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, and which may in any way have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole;

         (p) no order, ruling or determination having the effect of ceasing, suspending or restricting trading in any securities of the Company or the sale of the Purchased Securities has been issued and remains in effect and no proceedings, investigations or inquiry for such purpose are pending or, to the knowledge of the Company, contemplated or threatened;

         (q) there has been no Material Adverse Change (actual or proposed, whether financial or otherwise) since September 30, 1999 in the business, affairs, operations, assets, liabilities (contingent or actual), capital or ownership of the Company and its Subsidiaries, taken as a whole;

         (r) except as set forth in Schedule 4.1(r), the Company has not entered into or amended or modified any written or oral contract that is currently in force for the employment or services of any senior manager or officer of the Company or its Subsidiaries, except for such contracts not in excess of $25,000 individually or $100,000 in the aggregate;

         (s) the Company has furnished to Investor true, complete and accurate copies of the Company's audited consolidated financial statements as of and for the fiscal period ended December 31, 1998, and unaudited consolidated financial statements as of and for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999, which statements include, among other things, consolidated balance sheets of the Company as of December 31, 1997 and 1998 and March 31, 1999, June 30, 1999 and September 30, 1999, the related consolidated statements of earnings and retained earnings and of statements of changes in financial position or cash flows for the years or periods ended December 31, 1997 and 1998 and March 31, 1999, June 30, 1999 and September 30, 1999
                  (hereinafter collectively referred to as the "FINANCIAL STATEMENTS"). Each of the Financial Statements was prepared in accordance with the books and records of the Company and the Subsidiaries (other than The Canadian 88 1990 Oil & Gas Exploration and Development Partnership, The Canadian 88 1990 Hydrocarbon Processing Gas Plant Joint Venture, Canadian 88 Diversified Energy Fund 1991 Limited Partnership, RMX Exploration Ltd. and Longview Resource Management Corporation which in accordance with GAAP, are not consolidated in the statements of Canadian 88), and presents fairly in accordance with GAAP the financial position and results of operations and changes in financial position of the Company and its Subsidiaries (other than The Canadian 88 1990 Oil & Gas Exploration and Development Partnership, The Canadian 88 1990 Hydrocarbon Processing Gas Plant Joint Venture, Canadian 88 Diversified Energy Fund 1991 Limited Partnership, Canadian 88 Diversified Energy Fund 1991 Limited Partnership, RMX Exploration Ltd. and Longview Resource Management Corporation which, in accordance with GAAP, are not consolidated in the statements of Canadian 88) as of the date thereof or for the period which it purports to cover and includes the liabilities of the Company and all of its Subsidiaries other than RMX Exploration Ltd. and Longview Resource Management Corporation;

         (t) the Company is a registrant and a "foreign private issuer" under the U.S. Securities Exchange Act of 1934, as amended, and is a "reporting issuer" under the securities laws of each of those provinces of Canada that have the "reporting issuer" concept in their securities legislation. The Company is not in default or violation of any material requirement of any securities laws or related rules, regulations, notices and policies in Canada or the United States. The information and statements set forth in the Public Record, when filed, were true, correct, and complete in all material respects and did not, when filed, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and the information and statements set forth in the Public Record, when filed, complied in all material respects with all applicable requirements of all Applicable Laws. The Company has complied with all Applicable Laws with respect to making full, true and timely disclosure of all material facts relating to the Company (taken with its Subsidiaries as a whole), and their business and operations, taken as a whole, and the Company has not filed any confidential material change reports which remain confidential. For purposes of this Section 4.1(t), "material fact" shall have the meaning ascribed thereto under applicable securities laws in Canada;

         (u) since September 30, 1999, each of the Company and its Subsidiaries has conducted its business in the ordinary course consistent with prior practice, and has not changed materially any aspect of their respective current businesses, including without limitation, taking or permitting any action to (i) declare or pay dividends or make distributions on the Common Shares or purchase or issue any Common Shares or other securities of the Company, other than purchasing 27,900 Common Shares pursuant to the Company's normal course issuer bid, agreeing to issue up to 1,363,636 flow-through Common Shares pursuant to certain Resource Agreements dated December 31, 1999, distributing those common shares of Prize Energy Inc. held by the Company to the holders of the Company's Common Shares as a dividend in specie and issuances of Common Shares pursuant to existing option agreements under the Company's Stock Option Plan and its Employee Share Savings Plan; (ii) affect or change the capital structure of the Company; (iii) merge, amalgamate, consolidate or enter into any business combination or other similar transaction with any other Person or acquire any stock or equity interest in any other Person or acquire substantially all the assets of any other Person; (iv) amend the Company's charter or bylaws; or (v) agree or commit to do any of the foregoing, except pursuant to this Agreement, the other Transaction Documents or existing stock option agreements and the Company's Employee Share Savings Plan;

         (v) the data and information in respect of each of the Company and its Subsidiaries and their respective assets, reserves, liabilities, business and operations, taken as a whole, provided by the Company or its advisors to Investor or its advisors was and is accurate and correct in all material respects as at the respective dates thereof and did not and does not omit any data or information necessary to make any data or information provided not misleading as at the respective dates thereof;

         (w)      except:

                  (i) as disclosed or reflected in the consolidated unaudited financial statements of the Company as at September 30, 1999, previously delivered to Investor; and

                  (ii)     for liabilities and obligations:

                           (A) incurred in the ordinary course of business and consistent with past practice, or

                           (B)      incurred pursuant to the terms of this
                                    Agreement,

                                    the Company and its Subsidiaries, taken as a whole, have not incurred any material liabilities of any nature, whether accrued, contingent or otherwise or which would be required by generally accepted accounting principles applicable in Canada to be reflected on a consolidated balance sheet of the Company as of the date hereof;

         (x) the Company has not retained nor will it retain any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement, any transaction contemplated hereby or any transaction presently ongoing or contemplated. (Investor acknowledges that it has been informed of a claim by Griffiths McBurney and Goepel McDermid for possible entitlement to a commission arising from the within transaction, which claim has been denied by the Company. Such claim, even if it is eventually determined to be valid, shall not be considered a breach of the representations contained in this subclause 4.1(x));

         (y) all material assets or properties of the Company and its Subsidiaries, taken as a whole, which generate the revenues of the Company and its Subsidiaries, taken as a whole (other than that share of the revenues attributable to the minority interests in the Company's Subsidiaries, the financial statements of which are not consolidated with the Company), are legally and beneficially owned by the Company or one of its Subsidiaries or are leased or licensed on commercial terms for the benefit of the Company or its Subsidiaries;

         (z) the corporate records and minute books of the Company and each of its Subsidiaries have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects;

         (aa)     to the best of the knowledge of the Company:

                  (i) neither the Company nor any of its Subsidiaries is (or knowingly is, in respect of non-operated properties) in material violation of any applicable federal, provincial, municipal or local laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters (collectively, the "ENVIRONMENTAL LAWS");

                  (ii) the Company and each of its Subsidiaries has operated its business at all times and has received, handled, used, stored, treated, shipped and disposed of all contaminants without material violation of Environmental Laws;

                  (iii) there have been no material spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes which have not been rectified or are in the process of being rectified on any of the real property owned or leased by the Company or any of its Subsidiaries during the period of its ownership or tenure or under its control during the period in which it has had control;

                  (iv) there have been no releases, deposits or discharges, in material violation of Environmental Laws, of any hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by the Company or any of its Subsidiaries;

                  (v) no material orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of the Company or any of its Subsidiaries other than abandonment and similar notices issued in connection with the Company's normal course of business taken as a whole; and

                  (vi) the Company and each of its Subsidiaries holds all material licences, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets and all such licences, permits and approvals are in full force and effect;

         (bb) neither the Company nor any of its Subsidiaries has received notice of any proposed environmental policies or laws which the Company reasonably believes would constitute a Material Adverse Change in respect of any natural gas midstream business or any oil and/or gas exploration, development or production operations of the Company, taken as a whole, other than those that apply to the industry generally;

         (cc) policies of insurance in force as of the date hereof naming the Company or any of its Subsidiaries, as the case may be, as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of the Company, taken as a whole, including, without limitation, directors' and officers' insurance, as would be customary in respect of the businesses carried on by the Company, including indirectly through its Subsidiaries. All such policies of insurance shall remain in force and effect and shall not be cancelled or otherwise terminated as a result of the transactions contemplated hereby;

         (dd) (i) for purposes of this Agreement, the following definitions shall apply:

                           (A) the term "TAXES" shall mean all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any federal, provincial, territorial, state, municipal, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and provincial income taxes), payroll and employee withholding taxes, employment insurance, social insurance taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Company or any of its Subsidiaries is required to pay, withhold or collect;

                           (B) the term "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes;

                  (ii) all Returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on the

                           Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis or have been accrued on the Company's financial statements and no other Taxes are payable by the Company or any of its Subsidiaries with respect to items or periods covered by such Returns;

                  (iii) the Company and each of its Subsidiaries has paid or provided adequate accruals in its unaudited financial statements for the period ended September 30, 1999 for Taxes, including income taxes and related deferred taxes, in conformity with generally accepted accounting principles applicable in Canada;

                  (iv) for all periods ending on and after December 31, 1995, the Company has made available to Investor true and complete copies of:

                           (A) relevant portions of income tax audit reports, statements of deficiencies or other agreements received or entered into by the Company or any of its Subsidiaries or on behalf of the Company or any of its Subsidiaries relating to Taxes; and

                           (B) all separate federal and provincial income or franchise tax returns for the Company or any of its Subsidiaries;

                  (v) no material deficiencies exist or have been asserted with respect to Taxes of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened against the Company or any of its Subsidiaries or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company or any of its Subsidiaries. The Returns of the Company or any of its Subsidiaries have never been materially adversely audited by a government or taxing authority and have not been audited for any tax year after 1995, nor is any such audit in process, pending or to the knowledge of the Company threatened;

         (ee)     the Company and each of its Subsidiaries:

                  (i)      have no defined benefit plans;

                  (ii) have provided adequate accruals in their audited financial statements for the year ended December 31, 1998 and in their unaudited financial statements for the period ended September 30, 1999 (or such amounts are fully funded) for all pension or other employee benefit obligations of the Company and each of its Subsidiaries arising under or relating to each of the pension or retirement income plans or other employee benefit plans or agreements or policies maintained by or binding on the Company and each of its Subsidiaries as well as for any other payment required to be made by the Company or any of its Subsidiaries in connection with the termination of employment or retirement of any employee of the Company or any of its Subsidiaries in respect of the fiscal period ended September 30, 1999; and

                  (iii) have no stock option or purchase plans or similar arrangements other than the Company's Stock Option Plan and its Employee Share Savings Plan;

         (ff) the Company has taken as part of its Year 2000 Compliance program all reasonable and prudent steps to ensure that its computer systems and programs are Year 2000 Compliant. The Company is not aware of any material issues relating to the business and operations (including computer applications) of the Company, taken as a whole, that are not Year 2000

                  Compliant, although no representation is made as to the Year 2000 Compliance of the Company's suppliers and customers. As of the date hereof the Company has not experienced any material Year 2000 Compliance problems or incidents. "YEAR 2000 COMPLIANT" means that all computer systems and programs of the Company integral to the Company's business operations:

                  (i) have been designed to be used prior to, during and after the calendar year 2000 A.D. without material error relating to date data;

                  (ii) are capable of operating without material error relating to the production of date data which represents or refers to different centuries or more than one century; and

                  (iii) are designed so that all data fields, date-related user interfaces, and other interfaces include the indication of century;

                  and "YEAR 2000 COMPLIANCE" has a similar meaning;

         (gg) there is no default or breach, threatened pending or otherwise, by the Company of its obligations under the 1996 Exploration Program Agreement, as amended, between the Company and RMX Exploration Ltd., except as disclosed in writing on or prior to March 17, 2000;

         (hh) the Board of Directors of the Company has, upon prior written notice delivered to Montreal Trust Company of Canada, determined to waive the application of the Shareholder Rights Plan to the acquisition by Investor of the Purchased Securities and such waiver remains in full force and effect, neither amended nor withdrawn.

         (ii) the Company and all Persons controlled by the Company

                  (i) do not hold assets located in the United States having an aggregate book value of U.S. $15 million or more; and

                  (ii) have not made aggregate sales in or into the United States of U.S. $25 million or more during the year ended December 31, 1999;

         (jj) Schedule 4.1(jj) represents the full and complete list of all present Affiliates of the Company; and

         (kk)     as of the date of this Agreement and as of the Closing Date,
                  Schedule 4.1(kk) represents the full and complete list of all existing agreements (other than Transaction Documents) between the Company or any of its present Subsidiaries, on the one hand, and Related Parties, on the other hand (whether as direct, indirect or beneficial parties thereto), and any existing agreements between the Company or its present Affiliates and third parties, in any such case pursuant to which Related Parties derive benefits or the Company or any of its Affiliates assumes obligations in favor of such Related Parties (provided that no Related Party shall be considered to derive benefits by reason solely of being a shareholder of a public company holding less than 2% of a class of the outstanding issues of such company).

                  "Related Parties" in this Section 4.1(kk) shall include the Company's present Affiliates, former Affiliates of the Company or of the Company's present Affiliates, former or present directors and officers of the Company or of its former or present Affiliates, all legal Persons (including all legal entities) which currently or formerly have shared office space with the Company or its former or present Affiliates, or have shared directors or officers with the Company or any of its former or present Affiliates, or have had in common owners or shareholders holding directly, indirectly or beneficially 10% or more of the shares or ownership of such legal Persons as well as 10% or more of the shares of the Company or its former or present Affiliates at the time an existing agreement was entered into;

4.2      REPRESENTATIONS AND WARRANTIES OF INVESTOR

         Investor represents and warrants to the Company as follows:

(a) Investor is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation;

(b) Investor has the necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder and to carry out the transactions contemplated hereby and thereby and this Agreement has been, and the other Transaction Documents to which it is a party, will at the time of Closing be, duly authorized, executed and delivered by Investor and are or will upon such execution and delivery be legal, valid and binding obligations of Investor enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and other laws and equitable principles affecting creditors' rights generally, the statutory and equitable powers of the courts to stay proceedings before them and the execution of judgments and the fact that specific performance and injunctive relief are equitable remedies which may be ordered by a court in its discretion and, accordingly, may not be available as a remedy in an action to enforce a covenant;

(c) the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance by Investor of its obligations hereunder and thereunder do not and will not result in a breach of, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not create a right of termination or acceleration under, and do not and will not conflict with:

         (i)      any Applicable Laws applicable to Investor;

         (ii) any terms, conditions or provisions of the constating documents, or resolutions of the directors or shareholders, of Investor;

         (iii) any terms, conditions or provisions of any indenture, agreement or instrument to which Investor is a party or by which it is contractually bound as at the date hereof or the Closing Date; or

         (iv) any judgment, decree or order of any court or Governmental Authority having jurisdiction over or binding any of Investor or their properties or assets;

         except, in the case of Sections 4.2(c)(i), (iii) and (iv) above, for such breaches, rights or conflicts with that, alone or in the aggregate, would not have a Material Adverse Effect on Investor;

(d) Investor is purchasing the Purchased Securities for its own account for investment purposes and not with a view to, or for resale in connection with, any distribution thereof in violation of the United States Securities Act of 1933, as amended (the "1933 ACT"). Investor represents that it is experienced in evaluating and making investments of the type contemplated by this Agreement and is financially able to bear the risks of such investment. Investor acknowledges that the Company is issuing and selling the Purchased Securities in reliance upon the exemption from registration provided in Section 4(2) of the 1933 Act and is relying upon these representations, and agrees that the Purchased Securities may be transferred only if registered under the 1933 Act or pursuant to an exemption from such registration requirements. Investor is an "accredited investor" as defined in Regulation D under the 1933 Act. Investor acknowledges that it has been provided with a copy of the Financial Statements and has had access to such additional information, if any, concerning the Company as it has considered necessary in connection with its investment decision to acquire the Purchased Securities. Investor also acknowledges that it has not purchased the Purchased Securities as a result of any form of general solicitation or general advertising, as such terms are defined in Rule 502(c) under the 1933 Act. Investor understands that Rule 144 promulgated under the 1933 Act is not presently available with respect to the Purchased Securities and that absent registration of such securities under the 1933 Act, compliance with an applicable exemption under the 1933 Act is required for a sale or other disposition of such securities. Investor agrees that the following legend may be placed on any certificates evidencing its Purchased Securities:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED OR HYPOTHECATED, AND MAY NOT BE RE-OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT (A) TO THE COMPANY, (B) IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, (C) OUTSIDE OF THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (E) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A FAVOURABLE OPINION OF COUNSEL OR EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH OFFER, SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                  A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM THE TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT;

         (e)      Investor is not a resident of Alberta;

         (f)      Investor acknowledges that:

                  (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchased Securities;

                  (ii) there is no government or other insurance covering the Purchased Securities;

                  (iii) there are risks associated with the purchase of the Purchased Securities;

                  (iv) there are restrictions on Investor's ability to resell the Purchased Securities and it is Investor's responsibility to find out what these restrictions are and to comply with them before selling the Purchased Securities; and

                  (v) the Company has advised Investor that the Company is relying on an exemption from the requirements to provide Investor with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and, as a consequence of acquiring the Purchased Securities pursuant to such exemption, certain protections, rights and remedies provided by the Securities Act (Alberta), including statutory rights of recission or damages, will not be available to Investor.

                  Investor agrees that the following legend may be placed on any certificates evidencing its Purchased Securities:

                           THE SECURITIES REPRESENTED HEREBY MAY NOT BE
                           RE-OFFERED, RESOLD OR OTHERWISE TRANSFERRED IN ALBERTA ON OR BEFORE MARCH 24, 2001 EXCEPT (A) IN COMPLIANCE WITH THE PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT (ALBERTA), OR (B) PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS PROVIDED BY APPLICABLE SECURITIES LEGISLATION AND PROVIDED THAT (1) NO UNUSUAL EFFORT IS MADE TO PREPARE THE MARKET OR TO CREATE A DEMAND FOR THE SECURITIES BEING TRANSFERRED, (2) NO EXTRAORDINARY COMMISSION OR CONSIDERATION IS PAID TO A PERSON OR COMPANY OTHER THAN THE VENDOR OF THE SECURITIES IN RESPECT OF THE TRADE, AND (3) THE FIRST TRADE IS NOT FROM THE HOLDINGS OF A CONTROL PERSON, AS DEFINED IN THE SECURITIES ACT (ALBERTA) UNLESS THE PROVISIONS OF
                           SECTION 112 OF THE SECURITIES ACT (ALBERTA) HAVE BEEN COMPLIED WITH.

                           A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM THE TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION OF THE HOLDER AND AN OPINION OF COUNSEL, IN FORM SATISFACTORY TO THE TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS MADE IN COMPLIANCE WITH APPLICABLE SECURITIES LAW.

         (g) Investor and its Affiliates currently own 1,380,200 Common Shares of the Company.

                                   ARTICLE 5
                              CONDITIONS TO CLOSING

5.1      CONDITIONS TO THE OBLIGATIONS OF EACH PARTY

         The obligations of Investor and the Company to consummate the transactions contemplated hereby that are to occur at or by Closing are subject to the satisfaction of the following conditions:

         (a) no condition or restriction of any court or Governmental Authority shall be in effect, and there shall not be pending or threatened any action or proceeding by or before any court or Governmental Authority, which condition or restriction, or pending or threatened action or proceeding, purports to, or seeks or threatens, to restrain, prohibit or enjoin any of the parties hereto from entering into, or performing any of the transactions contemplated by this

                  Agreement or any of the Transaction Documents, or alters the terms and conditions of the transactions contemplated herein; and

         (b) all filings with all Governmental Authorities of Canada and the United States required to be made in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents prior to the Closing Date shall have been made, all waiting periods thereunder shall have expired or terminated and all consents, orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents shall have been issued; PROVIDED HOWEVER, that no provision of this Agreement or any of the other Transaction Documents shall be construed as requiring any party hereto to accept, in connection with obtaining any requisite approval, any condition that would alter the terms and conditions of the transactions contemplated herein in a manner which is materially adverse to any such party.

5.2      CONDITIONS TO THE OBLIGATIONS OF INVESTOR

         The obligations of Investor under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such conditions may be waived in whole or in part by Investor in writing:

         (a) on the Closing Date, the representations and warranties of the Company set forth in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made at and as of such time except for such changes or transactions as are contemplated herein;

         (b) the Company shall have performed and complied with all agreements, covenants, and conditions contained herein required to be performed or complied with by it prior to or at the Closing;

         (c) Investor shall have received from McCarthy Tetrault and Carscallen Lockwood, counsel for the Company, one or more written opinions satisfactory to Investor;

         (d) the Company shall have delivered to Investor a certificate or certificates representing the Purchased Securities registered in the name of Investor containing the legends contemplated by Sections 4.2(d) and 4.2(f);

         (e) all consents, approvals or waivers from Persons, including Governmental Authorities, if any, required prior to the Closing Date in connection with the consummation of the transactions contemplated hereby or by the other Transaction Documents shall have been obtained upon terms and conditions which are not materially adverse to Investor;

         (f) contemporaneously with the execution hereof, Noval shall have executed the Noval Representation Agreement, the Company shall have executed and delivered the Corporate Governance and Transition Arrangements Letter Agreement and the Company and the other Persons referred to in the Corporate Governance and Transition Arrangements Letter Agreement shall have executed and delivered the agreements referred to therein;

         (g) on the Closing Date, the Company and Noval shall have executed and delivered the Shareholder Agreement, the Company shall have executed and delivered the Registration Rights Agreement and the Company and the relevant Subsidiaries shall have executed the Preferential Rights Agreement;

         (h) on the Closing Date all of the obligations of the parties set out in the Corporate Governance and Transition Arrangements Letter Agreement and the agreements referred to therein shall have been fulfilled and all of the arrangements contemplated therein shall have been implemented except for such obligations or arrangements expressly contemplated therein to be performed or implemented after Closing;

         (i) the Company shall have delivered to Investor all of the following:

                  (i) copies (certified by the Corporate Secretary of the Company) of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and all other agreements referred to herein or therein as being executed at or prior to the Closing;

                  (ii) evidence reasonably satisfactory to Investor that the Company has obtained all necessary approvals or consents or satisfied all applicable requirements of Governmental Authorities or other Persons required to be obtained or satisfied at or prior to the Closing for the transactions entered into, or to be entered into, by the Company as contemplated in this Agreement and the other Transaction Documents; and

                  (iii) evidence reasonably satisfactory to Investor that the Company has obtained all required approvals of the Exchanges for the transactions described in this Agreement and the other Transaction Documents and that the Purchased Securities are, at the time of Closing, listed and posted for trading on the Exchanges;

         (j) all corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Transaction Documents (including, without limitation, those matters set forth in the Corporate Governance and Transition Arrangements Letter Agreement) to be consummated at the Closing shall have been consummated and all documents incidental thereto shall be reasonably satisfactory in form and substance to Investor.

5.3      CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

         The obligations of the Company under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such conditions may be waived in whole or in part by the Company in writing:

         (a) on the Closing Date, the representations and warranties of Investor set forth in this Agreement shall be true and correct with the same effect as though such representations and warranties were made at and as of such time;

         (b) Investor shall have performed and complied with all agreements, covenants and conditions contained herein required to be performed by or complied with by it prior to or at the Closing;

         (c) the Company shall have received a written opinion or opinions from Canadian or U.S. counsel for Investor satisfactory to the Company;

         (d) Investor shall have delivered to the Company the aggregate purchase price for the Purchased Securities being purchased hereunder;

         (e) all consents, approvals or waivers from Persons, including Governmental Authorities, if any, required prior to the Closing Date in connection with the consummation of the transactions contemplated hereby or by the other Transaction Documents shall have been obtained upon terms and conditions which are not materially adverse to the Company; and

         (f) contemporaneously with the execution hereof, Investor shall have executed and delivered the Corporate Governance and Transition Arrangements Letter Agreement and on the Closing Date, Investor shall have executed the Shareholder Agreement, the Registration Rights Agreement, and the Preferential Rights Agreement.

5.4      WAIVER OF CONDITIONS

         Any condition set forth herein in favour of a party may be waived in whole or in part by that party.

                                   ARTICLE 6
                               COMPANY'S COVENANTS

         The Company covenants and agrees (the fulfillment of which covenants and agreements shall be conditions to Investor's obligations hereunder) that, between the date hereof and the Closing:

6.1      CONDUCT OF BUSINESS

         Each of the Company and its Subsidiaries shall conduct its business in the ordinary course consistent with prior practice, and shall promptly notify Investor of any event or occurrence or emergency material to, or not in the ordinary course consistent with prior practice of, the Company and its Subsidiaries, taken as a whole; and shall not change materially any aspect of their respective current businesses, including without limitation, taking or permitting any action to:

         (a) declare or pay dividends or make distributions on the Common Shares or purchase or issue any Common Shares or other securities of the Company, other than agreeing to issue up to 1,363,636 flow-through Common Shares pursuant to certain Resource Agreements dated December 31, 1999 and issuances of Common Shares pursuant to options presently outstanding under the Company's Stock Option Plan and its Employee Share Savings Plan;

         (b) affect or change the capital structure of the Company or its Subsidiaries;

         (c) merge, amalgamate, consolidate or enter into any business combination or other similar transaction with any other Person or acquire any stock or equity interest in any other Person or acquire substantially all the assets of any other Person;

         (d)      amend the Company's charter or bylaws;

         (e) incur Indebtedness not in the ordinary course of business consistent with past practice in excess of $2,000,000;

         (f) enter into any material contracts outside of the ordinary course of business; or

         (g)      agree or commit to do any of the foregoing.

6.2      COOPERATION

         Without the prior written consent of Investor, the Company shall not take any action that would cause the conditions to the obligations of the parties to effect the transactions contemplated hereby not to be fulfilled including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by the Company herein not to be true, correct and accurate as of the Closing Date; PROVIDED

HOWEVER that, notwithstanding the foregoing, the Company shall be entitled to exercise any right or remedy available to it under those of the Transaction Documents entered into prior to the Closing Date, including, without limitation, not consummating the transactions contemplated under the Transaction Documents as a result of the failure by the Company to waive a condition in the Company's favour in such agreements. The Company will use its reasonable efforts to vigorously defend any lawsuits or other legal proceedings brought against the Company, whether judicial or administrative, challenging this Agreement, the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or Governmental Authority vacated or reviewed.

6.3      CERTAIN ACTS

         The Company shall use its reasonable efforts to cause to be fulfilled the conditions precedent to Investor's obligations to consummate the transactions contemplated hereby that are dependent upon the actions of the Company or its Affiliates, including without limitation, diligently prosecuting all requests to Governmental Authorities, the Exchanges or others for required approvals, consents or waivers. Furthermore, the Company covenants and agrees to execute or cause the execution of the Transaction Documents to which it or its Affiliates is a party and perform its obligations thereunder and cause the performance of the other parties' obligations thereunder and the Company agrees not to waive any compliance therewith or its rights thereunder or consent to any amendment thereto without the prior written consent of Investor; PROVIDED HOWEVER that, notwithstanding the foregoing, the Company shall be entitled to exercise any right or remedy under the Transaction Documents entered into prior to the Closing Date, including, without limitation, not consummating the transactions contemplated under the Transaction Documents as a result of the failure to waive a condition in the Company's favour in such agreements.

6.4      ACCESS AND INFORMATION

         Subject to the terms of the Confidentiality Agreement, prior to the Closing the Company shall permit the authorized representatives of Investor to have reasonable access to all facilities, equipment, employees, agents, properties, books, records and documents related to the Company and its Subsidiaries and shall furnish to Investor such information, financial records and other documents with respect to the Company's and its Subsidiaries' operations and businesses as Investor shall reasonably request in connection with the transactions contemplated herein.

6.5      NO SHOPPING

         The Company hereby agrees that, without the consent of Investor, it shall not, nor shall it permit any of its officers, directors, employees, Affiliates, agents, investment bankers, consultants, advisors or representatives to, prior to the Closing, solicit, initiate, encourage, entertain or consider any discussions, negotiations, inquiries or proposals (including by way of furnishing information) with any third party concerning: (a) any sale of any material portion of the business or assets of the Company or its Affiliates; (b) any acquisition, disposition or issuance of shares or other securities of the Company or its Affiliates; (c) any merger, amalgamation, consolidation, business combination or other similar transaction involving the Company or its Affiliates; or (d) any transaction inconsistent with the consummation of the Transaction Documents; PROVIDED HOWEVER that, notwithstanding this Section 6.5, the Company and its Board of Directors shall be entitled to comply with their statutory duties in response to a take-over bid not arising as a result of a breach of this Agreement and shall be entitled to respond as necessary in order to properly discharge their fiduciary duties in respect of a bona fide written proposal with respect to any of the transactions referred to in paragraphs (a) -
(d) of this Section 6.5. Nothing in this Section 6.5 shall permit the Company to terminate or fail to perform its obligations hereunder or under the Transaction Documents.

                                   ARTICLE 7
                              INVESTOR'S COVENANTS

         Investor covenants and agrees (the fulfillment of which covenants and agreements shall be conditions to the Company's obligations hereunder) that, between the date hereof and the Closing:

7.1      COOPERATION

         Without the prior written consent of the Company, Investor shall not take any action that would cause the conditions to the obligations of such parties to effect the transactions contemplated hereby not to be fulfilled including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by Investor herein not to be true, correct and accurate as of the Closing Date; PROVIDED HOWEVER that, notwithstanding the foregoing, Investor shall be entitled to exercise any right or remedy under the Transaction Documents, including, without limitation, not consummating the transactions contemplated under those of the Transaction Documents entered into prior to the Closing Date as a result of the failure by Investor to waive a condition in Investor's favour in such agreements. Investor will use its reasonable efforts to vigorously defend any lawsuits or other legal proceedings, whether judicial or administrative brought against Investor, challenging this Agreement, the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or Governmental Authority vacated or reviewed.

7.2      CERTAIN ACTS

         Investor shall use its reasonable efforts to cause to be fulfilled the conditions precedent to the Company's obligations to consummate the transactions contemplated hereby that are dependant upon the actions of Investor, including without limitation, diligently prosecuting all requests to Governmental Authorities or others for required approvals, consents or waivers. Furthermore, Investor covenants and agrees to execute the Transaction Documents to which it is a party; PROVIDED HOWEVER that, notwithstanding the foregoing, Investor shall be entitled to exercise any right or remedy under those of the Transaction Documents entered into prior to the Closing Date, including, without limitation, not consummating the transactions contemplated under the Transaction Documents as a result of the failure to waive a condition in Investor's favour in such agreements.

                                   ARTICLE 8
                  DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

8.1      DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

         Upon expiration of the officers' and directors' liability insurance currently in place under the Company's insurance program for the directors and officers of the Company and its Subsidiaries and until six years after the Closing, the Company shall, provide or arrange for the provision of directors' and officers' liability insurance covering the directors and officers of the Company and its Subsidiaries who are now covered by directors' and officers' liability insurance or will be so covered at the Closing with respect to actions and omissions occurring prior to or on the Closing on terms no less favourable, to the extent permitted by law, to such persons than such insurance currently maintained in effect by the Company for the directors and officers of the Company and its Subsidiaries on the date hereof in terms of coverage and amount. The Company shall, indemnify to the extent currently provided for in the by-laws of the Company such persons who are now or will be entitled on the Closing to indemnification thereunder with respect to actions or omissions occurring prior to or on the Closing. Notwithstanding the foregoing, the Company may, at its option, purchase a run-off directors' and officers' liability insurance policy on or prior to the Closing.

                                   ARTICLE 9
                                  MISCELLANEOUS

9.1      PUBLICITY

         The Company and Investor agree that neither they nor any of their respective officers, directors, employees, Affiliates, agents, investment bankers, consultants, advisors or representatives will disclose the existence of this Agreement or the other Transaction Documents or any of the terms hereof or thereof to any person, except as otherwise permitted hereunder or thereunder or required by applicable Canadian or United States law, regulatory policies or stock exchange requirements or policies. The Company and Investor shall be entitled to make disclosure of this Agreement and the other Transaction Documents to their respective financial advisors, lawyers and other professional advisors and, in the case of Investor, to Affiliates of Investor. The Company and Investor shall cooperate with each other in the development of all news releases and other public disclosures relating to the transactions contemplated by this Agreement and the other Transaction Documents. Each of the Company and Investor shall not issue or make, or cause to have issued or made, any press release or announcement concerning the transactions contemplated by this Agreement and the other Transaction Documents without making reasonable efforts to obtain the prior approval of the form and substance thereof by the other party, acting reasonably, unless otherwise required by applicable Canadian or United States law, regulatory policies or stock exchange requirements or policies. The parties acknowledge that the Company must make public disclosure of the transactions resulting from its execution of this Agreement.

9.2      NOTICES

         All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopier) and, unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by Federal Express, United Parcel Service or other reputable overnight commercial delivery service, or by telecopier notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

         COMPANY:

         Canadian 88 Energy Corp.
         700, 400 Third Avenue S.W.
         Calgary, Alberta
         T2P 4H2

         Attention:   Donald R. Gardner, Chief Financial Officer
         Fax No.:     (403) 216-2358

                  with a copy to:                         and:

                      McCarthy Tetrault                            Carscallen Lockwood
                      Barristers & Solicitors                      Barristers and Solicitors
                      Suite 3300                                   Suite 1500
                      421 - 7th Avenue SW                          407 - 2nd Street S.W.
                      Calgary, Alberta                             Calgary, Alberta
                      T2P 4K9                                      T2P 2Y3
                      Attention:  Mr. David F. Phillips            Attention:  Stan Carscallen
                      Fax No.:    (403) 260-3501                   Fax No.:    (403) 262-2952

         INVESTOR:

         Duke Energy Hydrocarbons, L.L.C.
         10777 Westheimer
         Suite 650
         Houston, Texas 77042

         Attention:   President
         Fax No.:     (713) 260-8601

                  with a copy to:

                      Bennett Jones
                      Barristers & Solicitors
                      4500 Bankers Hall East
                      855 - 2nd Street SW
                      Calgary, Alberta
                      T2P 4K7

                      Attention:  John D. MacNeil and Margaret G. Lemay
                      Fax No.:    (403) 265-7219

Any notice, request or demand delivered personally or by telecopier shall be deemed to have been given and received on the day it is so delivered if that day is a Business Day or the next Business Day, as the case may be.

9.3      ASSIGNMENT BY INVESTOR

         Investor may assign all or any part of its benefits under this Agreement or under any agreement contemplated hereby, only to an Affiliate unless consent to a third party assignment is obtained from the other parties hereto.

9.4      TERMINATION OF LETTER OF INTENT

         It is acknowledged that the Letter of Intent has expired and has no further force and effect.

9.5      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties contained herein shall survive the Closing until the date that is eighteen months after the Closing Date.

9.6      SOLICITATIONS

         The Company represents and warrants to Investor that neither it, any Affiliate nor any person acting on its or their behalf:

         (a) will solicit offers to buy any securities under circumstances that would require registration of the Purchased Securities under the 1933 Act, except as otherwise required pursuant to the Registration Rights Agreement;

         (b) has engaged or will engage in any form of general solicitation or general advertising (as those terms are defined in Rule 502(c) under the 1933 Act in connection with any offer or sale of Purchased Securities; or

         (c) directly or indirectly, has sold or offered for sale any of the Purchased Securities to, or solicited any offers to buy any Purchased Securities from, or otherwise approached or negotiated in respect of the Purchased Securities with, any person or entity other than Investor.

9.7      EXPENSES

         Each of the parties hereto shall, whether or not the transactions contemplated hereby are consummated, bear its own solicitors', attorneys', accountants' or other fees, costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereunder.

9.8      EXHIBITS AND SCHEDULES

         All Exhibits and Schedules to this Agreement are incorporated herein and made a part hereof for all purposes.


         IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first written above.

                                        DUKE ENERGY HYDROCARBONS, L.L.C.

                                        Per: /s/ JOSEPH L. PRITCHETT, III
                                            ------------------------------------
                                            Joseph L. Pritchett, III
                                            Executive Vice President,
                                            Exploration and Production

                                        CANADIAN 88 ENERGY CORP.

                                        Per: /s/ JAMES D. RAYMOND
                                            ------------------------------------
                                            James D. Raymond
                                            Chairman

                                        Per: /s/ DONALD R. GARDNER
                                            ------------------------------------
                                            Donald R. Gardner
                                            Chief Financial Officer